Exhibit 10.5

WEC ENERGY GROUP
DIRECTORS' DEFERRED COMPENSATION PLAN

Amended and Restated Effective as of January 1, 2017

1

Table of Contents
(continued)

ARTICLE 5 DISTRIBUTION OF ACCOUNT		10
5.1	Time for Distribution	10
5.2	In-Service Payout	11
5.3	Benefits Upon Separation from Service	11
5.4	Benefits Upon Death	11
5.5	Changes to Form of Payment	12
5.6	Unforseeable Emergency	13
5.7	Change in Control	14
5.8	Discretion to Accelerate Distribution	14

ARTICLE 6 BENEFICIARY DESIGNATION		14
6.1	Beneficiary	14
6.2	Beneficiary Designation; Change	14
6.3	Acknowledgment	15
6.4	No Beneficiary Designation	15
6.5	Doubt as to Beneficiary	15
6.6	Discharge of Obligations	15

ARTICLE 7 TERMINATION, AMENDMENT OR MODIFICATION		15
7.1	Termination	15
7.2	Amendment	16
7.3	Effect of Payment	17

ARTICLE 8 ADMINISTRATION		17
8.1	Plan Administration	17
8.2	Powers, Duties and Procedures	17
8.3	Administration Upon Change In Control	17
8.4	Agents	18
8.5	Binding Effect of Decisions	18
8.6	Indemnity of Committee	18
8.7	Company and Participating Subsidiary Information	18
8.8	Coordination with Other Benefits	18

ARTICLE 9 CLAIMS PROCEDURES		18
9.1	Presentation of Claim	18
9.2	Decision on Initial Claim	19
9.3	Right to Review	19
9.4	Decision on Review	20
9.5	Form of Notice and Decision	20
9.6	Legal Action	20

ARTICLE 10 TRUST		21
10.1	Establishment of the Trust	21
10.2	Interrelationship of the Plan and the Trust	21
10.3	Distributions From the Trust	21

ii

Table of Contents
(continued)

ARTICLE 11 MISCELLANEOUS		21
11.1	Unsecured General Creditor	21
11.2	Company's Liability	21
11.3	Nonassignability	21
11.4	Not a Contract of Service	22
11.5	Furnishing Information	22
11.6	Receipt and Release	22
11.7	Incompetent	22
11.8	Governing Law and Severability	22
11.9	Notices and Communications	22
11.10	Successors	23
11.11	Insurance	23
11.12	Legal Fees To Enforce Rights After Change in Control	23
11.13	Terms	23
11.14	Headings	23

iii

WEC ENERGY GROUP
DIRECTORS' DEFERRED COMPENSATION PLAN
INTRODUCTION
The Plan was established effective January 1, 2005 and is known as the "WEC Energy Group Directors' Deferred Compensation Plan." Prior to January 1, 2016, the Plan was known as the Wisconsin Energy Corporation Directors' Deferred Compensation Plan.
The Plan is maintained by WEC Energy Group, Inc. (the "Company") as a method of paying directors' compensation that will aid the Company and its participating subsidiaries, if any, in attracting and retaining as members of their Boards of Directors persons whose abilities, experience and judgment can contribute to the continued progress of the Company and such subsidiaries. The Plan shall be unfunded for tax purposes.
The Plan is intended to comply with the provisions of section 409A of the Internal Revenue Code of 1986, as amended (the "Code"), and any guidance and regulations issued thereunder. The Plan shall be interpreted and administered consistent with this intent and shall apply to all amounts deferred under the Plan on or after January 1, 2005. Such amounts include any amounts previously earned and deferred but not vested as of December 31, 2004 under the Legacy Wisconsin Energy Corporation Directors' Deferred Compensation Plan, which the Company froze effective December 31, 2004, and is considered a "grandfathered" plan within the meaning of Code section 409A. Notwithstanding the foregoing, during the Code section 409A transition period in effect from January 1, 2005 through December 31, 2008, the Company permitted distribution elections and changes consistent with IRS transition relief, the elections and changes of which are otherwise documented via completed election forms.
The Plan was amended and restated effective as of January 1, 2015, to reflect administrative changes and reference a new rabbi trust established by the Company. Effective as of January 1, 2016, the Plan was restated to reflect the change in the name of the Company and Plan and to clarify other administrative provisions. Effective as of January 1, 2017, the Plan was again restated to limit the Measurement Funds available under the Plan.
ARTICLE 1
DEFINITIONS
Whenever used herein, the following terms have the meanings set forth below, unless a different meaning is clearly required by the context:

1.1
"Account" shall mean a bookkeeping account established for the benefit of a Participant under Article 4 utilized solely to measure and determine the amounts credited under the Plan on behalf of a Participant or Beneficiary.

1.2
"Annual Installment Method" shall mean an annual installment payment over a specified number of years as further described in section 5.3. To determine the value of the Participant's Account balance for calculating an installment payment, the Participant's Account balance shall be valued as of the close of business on the last business day of the Plan Year preceding the Plan Year for which payment is to be made. Each annual installment shall be calculated by multiplying this Account balance by a fraction, the numerator of which is one, and the denominator of which is the remaining number of annual payments due to the Participant. For example, if a 10‑year Annual Installment Method is specified, the first payment shall be 1/10 of the Account balance, valued as described herein. The following Plan Year, the payment shall be 1/9 of the Account balance, valued as described herein.

1.3
"Beneficiary" shall mean one or more persons, trusts, estates or other entities designated by the Participant in accordance with Article 6 that are entitled to receive benefits under this Plan upon the death of a Participant.

1.4	"Board" shall mean the board of directors of the Company, and the board of directors of any subsidiary of the Company on which Directors serve.

1.5	"Chairman" shall mean the Chairman of the Board of the Company.

1.6	"Change in Control" shall mean, with respect to the Company, the occurrence of any one of the following dates, interpreted consistent with Treasury Regulation section 1.409A‑3(i)(5).

(a)
Change in Ownership. The date any one Person, or more than one Person Acting as a Group, acquires ownership of stock of the Company that, together with stock held by such Person or Group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company. Notwithstanding the foregoing, for purposes of this paragraph, if any one Person, or more than one Person Acting as a Group, is considered to own more than 50% of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same Person or Persons is not considered to cause a Change in Control.

(b)	Change in Effective Control.

(i)
The date any one Person, or more than one Person Acting as a Group, acquires (or has acquired during the 12‑month period ending on the date of the most recent acquisition by such Person or Persons) ownership of stock of the Company possessing 30% or more of the total voting power of the stock of the Company. Notwithstanding the foregoing, for purposes of this subparagraph, if any one Person, or more than one Person Acting as a Group, is considered to effectively control the Company, the acquisition of additional control of the Company by the same Person or Persons is not considered to cause a Change in Control; or

(ii)
The date a majority of the members of the Company's Board is replaced during any 12‑month period by directors whose appointment or election is not endorsed by a majority of the members of the Company's Board before the date of the appointment or election.

(c)
Change in Ownership of a Substantial Portion of the Company's Assets. The date any one Person, or more than one Person Acting as a Group, acquires (or has acquired during the 12‑month period ending on the date of the most recent acquisition by such Person or Persons) assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions. For purposes of this paragraph (c), "gross fair market value" means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. Notwithstanding the foregoing, a transfer of assets is not treated as a Change in Control if the assets are transferred to:

(i)	An entity that is controlled by the shareholders of the transferring corporation;

(ii)	A shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock;

(iii)	An entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company;

(iv)	A Person, or more than one Person Acting as a Group, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company; or

(v)	An entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a Person described in clause (iv).

(d)	"Person" and "Acting as a Group."

(i)	For purposes of this section, "Person" shall have the meaning set forth in sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended.

(ii)
For purposes of this section, Persons shall be considered to be "Acting as a Group" if they are owners of a corporation that enter into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company. If a Person, including an entity, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such shareholder is considered to be Acting as a Group with the other shareholders only with respect to the ownership in that corporation before the transaction giving rise to the change and not with respect to the ownership interest in the other corporation. Notwithstanding the foregoing, Persons shall not be considered to be Acting as a Group solely because they purchase or own stock of the same corporation at the same time, or as a result of the same public offering.

1.7	"Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

1.8	"Committee" shall mean an internal administrative committee appointed by the Chief Executive Officer of the Company to administer the Plan in accordance with Article 8.

1.9
"Company" shall mean WEC Energy Group, Inc., a Wisconsin corporation, and any successor to all or substantially all of the Company's assets or business. Prior to June 29, 2015, the Company was known as Wisconsin Energy Corporation.

1.10
"Director" shall mean, solely for purposes of this Plan, any director of the Company or a participating subsidiary who is not also an officer or employee of the Company or any of its subsidiaries. This Plan is solely for "outside" Directors.

1.11
"Election Form" shall mean the form or forms established from time to time by the Committee that a Participant completes, signs and returns to the Committee to make a deferral election, make or change a payment form election, and/or make or change an investment election. To the extent authorized by the Committee, such form may be electronic or set forth in some other media or format.

1.12	"Ending Valuation Date" shall mean the last business day of the Plan Year immediately preceding the Plan Year of distribution of a lump‑sum payment or final installment payment, as the case may be.

1.13	"Fees" shall mean the annual fees, meeting fees and any other fees payable to a Director for services, and shall exclude any income from stock options or other equity‑based awards.

1.14	"In‑Service Payout" shall mean distribution, as of a specified date elected by a Participant, of all or a portion of Fees deferred in accordance with Article 3.

1.15	"Measurement Funds" shall mean the hypothetical investment funds available under the Plan, as provided in section 4.3, to determine the earnings and losses credited to a Participant's Account.

1.16
"Participant" shall mean any Director who elects to participate in the Plan in accordance with Article 2 and maintains an Account balance hereunder. A spouse or former spouse of a Participant shall not be treated as a Participant in the Plan or have an Account under the Plan, even if the spouse or former spouse has an interest in the Participant's Account as a result of applicable law or property settlements resulting from legal separation or divorce.

1.17
"Plan" shall mean the WEC Energy Group Directors' Deferred Compensation Plan, including any amendments adopted hereto. Prior to January 1, 2016, the Plan was known as the Wisconsin Energy Corporation Directors' Deferred Compensation Plan.

1.18	"Plan Year" shall mean the calendar year.

1.19
"Restricted Stock" shall mean unvested shares of Stock which is restricted stock selected by the Company's Compensation Committee, approved by the Board in its sole discretion, and awarded to the Participant under any Company stock incentive plan or arrangement.

1.20	"Restricted Stock Amount" shall mean, for any grant of Restricted Stock, the amount equal to the value of such Restricted Stock, calculated using the average of the reported high and low prices for the Stock as of the day such Restricted Stock would otherwise vest (if a business day) or as of the next following business day.

1.21
"Separation from Service" shall mean the Participant's termination of service with the Company and other entities affiliated with the Company, voluntarily or involuntarily, for any reason other than death, or as otherwise provided by the Department of Treasury in regulations promulgated under Code section 409A. For purposes of the foregoing, whether an entity is affiliated with the Company shall be determined pursuant to the controlled group rules of Code section 414, as modified by Code section 409A.

1.22	"Stock" shall mean WEC Energy Group, Inc. common stock. Prior to June 29, 2015, "Stock" means Wisconsin Energy Corporation common stock.

1.23	"Trust" shall mean any fund created by a rabbi trust agreement established by the Company referencing the Plan, and as amended from time to time.

1.24
"Unforeseeable Emergency" shall mean, as determined by the Committee in its sole discretion, a severe financial hardship to the Participant resulting from (i) an illness or accident of the Participant, the Participant's spouse, the Participant's Beneficiary, or the Participant's dependent (as defined in Code section 152, without regard to Code section 152(b)(1), (b)(2), and (d)(1)(B)), (ii) loss of the Participant's property due to casualty (including the need to rebuild a home following damage to a home not otherwise covered by insurance), or (iii) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

ARTICLE 2
PARTICIPATION

2.1
Participation. To begin participation in the Plan, a Director shall properly complete and timely submit an Election Form in accordance with the Committee's rules. A Director shall become a Participant on the first day on which a deferral of an elected amount is first credited to the Participant's Account. The Committee or its delegate may establish from time to time such other enrollment requirements as it determines in its sole discretion are necessary. Such Participant shall remain a Participant in the Plan until the Participant's Account balance is paid in full.

2.2
Deferral Elections. Election Forms shall be completed by the time periods set forth in Article 3 for the particular type of compensation elected for deferral or during such other enrollment period as the Committee determines in accordance with such Article. A Participant may change or revoke a deferral election any time before such election becomes irrevocable, which shall occur as of the applicable deadline specified in Article 3 unless the Committee establishes an earlier deadline. Unless the Committee determines otherwise, a new Election Form shall be required for each Plan Year in which a Participant requests to defer a type of compensation eligible for deferral.

2.3	Form of Payment Elections. A Participant's Election Form shall specify the form of payment, which shall be paid at the times specified in Article 5.

(a)
Duration of Election. The form of payment elected by the Participant shall govern all amounts credited to the Participant's Account for the Plan Year to which the Election Form applies, and earnings or losses on such amounts. The form of payment election shall also apply to each subsequent Plan Year's deferrals, and earnings or losses on such amounts, until changed on either a prospective or retroactive basis by the Participant pursuant to section 5.5.

(b)
Default Form of Payment. In the event the Participant has not elected a form of payment, all amounts credited to the Participant's Account for the Plan Year, and earnings or losses on such amounts, shall be paid in a single lump sum. This default form of payment shall apply to each subsequent Plan Year's deferrals, and earnings or losses on such amounts, unless and until the Participant elects a form of payment on a prospective basis or changes the form of payment on a retroactive basis pursuant to section 5.5.

(c)
Section 409A Transition Period Elections. Distribution elections made during the Code section 409A transition period that relate to amounts deferred in Plan Years 2005, 2006, 2007 and 2008, as the case may be, shall be honored for such respective amounts, even if such amounts are not credited to a Participant's Account until a later Plan Year or the Participant chose a form of payment that was offered under the Legacy Wisconsin Energy Corporation Directors' Deferred Compensation Plan, but not under the Plan.

2.4	Cessation of Participation.

(a)
Elective deferrals made by a Participant or Beneficiary who receives a distribution due to an Unforeseeable Emergency pursuant to section 5.6 will be canceled due to such distribution if the Committee so decides in its discretion. In either event, the Participant (or Beneficiary, as applicable) shall remain a Participant in the Plan until the Participant's Account balance is paid in full.

(b)
Notwithstanding anything in the Plan to the contrary, upon the earlier to occur of a Participant's Separation from Service or death, any outstanding deferral election shall be given effect to the extent any amounts covered by such election are paid after such event. Payment of deferred amounts shall be made pursuant to Article 5.

ARTICLE 3
DEFERRALS AND CONTRIBUTIONS

3.1
Deferral of Fees. For each Plan Year, a Director may elect to defer all or any Fees. A Participant's Election Form with respect to any Fees shall be filed with the Committee before the beginning of each Plan Year in which such Fees are earned. Subject to section 2.2, such deferral elections shall be irrevocable as of the first day of the Plan Year to which the Election Form relates.

3.2	Restricted Stock.

(a)
The Committee, in its sole discretion, may allow Participants to elect to defer a portion of the Participant's Restricted Stock Amount. To the extent permitted by the Committee for any grant of Restricted Stock, a Participant may elect to defer up to 100% (in any whole percentage) of the Participant's Restricted Stock Amount, subject to such other terms or conditions as set forth in the plan or agreement under which such Restricted Stock was granted.

(b)
A Participant's Election Form with respect to the deferral of Restricted Stock Amounts shall be submitted in accordance with procedures established by the Committee before the beginning of the Plan Year in which the Restricted Stock is awarded, as determined under the terms of the plan or arrangement. Notwithstanding the foregoing, at the discretion of the Committee, an Election Form may be submitted within 30 days after the Restricted Stock is awarded, provided that the Restricted Stock's first vesting date is at least 12 months after the date the completed Election Form is delivered to and accepted by the Committee (taking into account any automatic vesting provisions upon certain terminations from service that may occur before such 12 month period).

(c)
Subject to section 2.2, such deferral elections shall be irrevocable as of the first day of the Plan Year to which the Election Form relates, or the 30th day after the Restricted Stock is awarded, as the case may be.

3.3
New Directors. A newly‑elected Director shall be first eligible to participate in the Plan (as determined in accordance with plan aggregation rules set forth in Code section 409A) as of January 1 immediately following the effective date of the Director's election and may enroll as of that applicable open enrollment period. However, the Committee, in its sole discretion, may deem it advisable to approve an eligibility date other than January 1 for a newly-elected Director and, only in that circumstance, shall a Director be given 30 days from the date the Director becomes first elected as a Director to complete and submit an Election Form with respect to Fees, and such election shall apply only to Fees paid for services performed after the date on which the election is effective.

ARTICLE 4
ACCOUNTS

4.1
Establishment of Accounts. Bookkeeping accounts shall be established for each Participant to reflect the deferrals of amounts made for the Participant's benefit, together with adjustments for income, gains or losses attributable thereto, and any payments from the respective sub‑Accounts. Accounts are established solely for the purpose of tracking deferrals made by Participants and any income adjustments thereto. The Accounts shall not be used to segregate assets for payment of any amounts deferred or allocated under the Plan, and shall not constitute or be treated as a trust fund of any kind. Fee deferrals shall be withheld and credited to the Account as of the date or dates on which the Fees would otherwise be paid to the Participant or as soon as administratively feasible. Restricted Stock Amount deferrals shall be credited to the Account as of the date the

Restricted Stock would otherwise vest under the terms of the plan or arrangement pursuant to which the Restricted Stock was granted, but for the election to defer.

4.2
Vesting. A Participant shall at all times be 100% vested and have a nonforfeitable right to amounts credited to the Participant's Account, adjusted for deemed income, gains and losses attributable thereto.

4.3
Deemed Investments. Subject to paragraphs (b) and (h) below, and in accordance with, and subject to, the rules and procedures that are established from time to time by the Committee in its sole discretion, amounts shall be credited or debited to a Participant's Account in accordance with the following rules. The Committee's discretion includes the right to supersede the specific rights identified below, with or without retroactive effect:

(a)
Measurement Funds. Amounts credited to each Participant's Account shall be deemed invested, in accordance with the Participant's directions, in Measurement Funds that are available under the Plan. The hypothetical investment funds available under the Plan shall be those designated by the Committee, from time to time in its discretion, following recommendations by the WEC Energy Group Investment Trust Policy Committee. Subject to paragraphs (b) and (h) below, a Participant may elect one or both of the following Measurement Funds for the purpose of crediting additional amounts to the Participant's Account: (i) the Prime Rate Fund (described as a mutual fund that is 100% invested in a hypothetical debt instrument which earns interest at an annualized interest rate equal to the "Prime Rate" as reported each business day by the Wall Street Journal, with interest deemed reinvested in additional units of such hypothetical debt instrument), or (ii) a Company Stock Measurement Fund (described as a mutual fund that is 100% invested in shares of Stock, with dividends deemed reinvested in additional shares of Stock).

Prior to January 1, 2017, additional Measurement Funds selected the Committee were available under the Plan. Investment allocations in place on December 31, 2016 for discontinued Measurement Funds shall remain in effect until changed by the Participant. However, such investment allocations shall not apply to any deferrals or contributions credited under the Plan after December 31, 2016. A Participant may change the allocation of the Participant's Account from the discontinued Measurement Funds to either the Prime Rate Fund or the Company Stock Measurement Fund in accordance with paragraph (c) below; no other changes are permitted. Once a Participant elects to change the allocation of amounts from discontinued Measurement Funds to the Prime Rate Fund or the Company Stock Measurement Fund, such amounts cannot be reallocated to the discontinued Measurement Funds.
Subject to paragraphs (b) and (h) below, the Committee may, in its sole discretion, discontinue, substitute or add a Measurement Fund, subject to advance notice to Participants if the Committee determines, in its sole discretion, that such notice is necessary. The Committee also may suspend (i.e., freeze) an existing Measurement Fund at any time, subject to advance notice if the Committee determines necessary, thereby freezing the Measurement Fund as to the crediting of additional deemed investments subsequent to the effective date of the suspension.

(b)
Special Rule for Restricted Stock Amounts. Notwithstanding any provision of this Plan to the contrary, the Participant's Restricted Stock Amounts deferred under the Plan that would have otherwise been distributed in Stock shall be deemed invested in the Company Stock Measurement Fund at all times before distribution from this Plan. Further, the Participant's Restricted Stock Amounts shall be distributed from this Plan in the form of cash.

(c)
Election of Measurement Funds. Subject to paragraphs (b) and (h), a Participant shall elect on the Participant's initial Election Form Measurement Funds to be used to determine the additional amounts to be credited to the Participant's Account, unless changed pursuant to rules as the Committee shall determine, in its discretion, from time to time. However, subject to paragraphs (b) and (h) and any rules and procedures established from time to time by the Committee in its sole discretion, the Participant may elect to add or delete one or more Measurement Funds to be used to determine the additional amounts to be credited to the Participant's Account, or to change the portion of the Account allocated to each previously or newly elected Measurement Fund. Such rules may include, but are not limited to, rules and/or trading policies that govern the timing, frequency, and manner in which elections are made to allocate or reallocate deemed investment amounts among the Measurement Funds, and may be modified at any time and from time to time by the Committee in its sole discretion. If an election is made to change a Measurement Fund, it shall become effective and apply thereafter in accordance with the rules of the Committee for all subsequent periods in which the Participant participates in the Plan, unless changed in accordance with the previous provisions. All rights of a Participant or any other person to elect or change the Measurement Funds under this section shall be deemed to have ceased as of the Ending Valuation Date and no adjustment in the value of an Account balance shall be considered for any purpose under the Plan after such Ending Valuation Date. If a Participant fails to elect a Measurement Fund for all or a portion of the Participant's Account, the amounts for which there is no valid election shall be deemed invested in the Prime Rate Fund.

(d)
Proportionate Allocation. In making any election described in paragraph (c) above, the Participant shall specify on the Election Form, in increments of 1%, the percentage of the Participant's Account balance to be allocated to a Measurement Fund (as if the Participant was making an investment in that Measurement Fund with that portion of the Participant's Account balance).

(e)
Crediting or Debiting Method. The performance of each elected Measurement Fund (either positive or negative) shall be determined by the Committee, in its sole discretion, based on the performance of the Measurement Funds themselves. A Participant's Account shall be credited or debited on a periodic basis based on the performance of each Measurement Fund selected by the Participant, as determined by the Committee in its sole discretion, provided that no adjustment in the value of a Participant's Account balance shall be considered after the Ending Valuation Date.

(f)
No Actual Investment. Notwithstanding any other provision of this Plan to the contrary, the Measurement Funds shall be used for measurement purposes only, and a Participant's election of any Measurement Fund, the allocation of the Participant's Account thereto, the calculation of additional amounts and the crediting or debiting of such amounts to a Participant's Account shall not be considered or construed in any manner as an actual investment of the Participant's Account balance in any such Measurement Fund. If the Company or the trustee of the Trust, in its sole discretion, decides to invest funds in any or all of the Measurement Funds, no Participant shall have any rights in or to such investments themselves. Notwithstanding the foregoing, a Participant's Account balance shall at all times be a bookkeeping entry only and shall not represent any investment made on the Participant's behalf by the Company or the trustee; the Participant shall at all times remain an unsecured creditor of the Company.

(g)
Investment of Trust Assets. If the Committee deposits amounts in a Trust, the trustee of the Trust shall be authorized, upon written instructions received from the Committee or an investment manager appointed by the Committee, to invest and reinvest the assets of the Trust in accordance with the applicable Trust Agreement, including the disposition of Stock and reinvestment of the proceeds in one or more investment vehicles designated by the Committee.

(h)
Special Considerations for Participants Subject to Section 16 of the Securities Exchange Act of 1934. In order for any deferral election under this Plan by a Participant who is a Director subject to the reporting requirements and trading restrictions of Section 16 of the Securities Exchange Act of 1934 ("Section 16") to conform to Section 16, the Participant shall consult with the Company's designated individual responsible for Section 16 reporting and compliance before making any election to move any part of the Participant's Account into or out of the Company Stock Measurement Fund. The Company reserves the right to impose such restrictions as it determines necessary, in its sole discretion, on any elections, transactions or other matters under this Plan relating to the Company Stock Measurement Fund to comply with or qualify for exemption under Section 16.

4.4	Taxes. Any applicable tax withholding or reporting requirements with regard to amounts paid from this Plan shall be satisfied as determined by the Company in its sole discretion.
ARTICLE 5
DISTRIBUTION OF ACCOUNT

5.1	Time for Distribution. Except as otherwise provided in section 5.6, distribution of a Participant's Account shall be made on the earliest to occur of:

(a)	The date elected by a Participant under section 5.2 with respect to an In‑Service Payout;

(b)	The date set forth in section 5.3 with respect to the Participant's Separation from Service;

(c)	The date set forth in section 5.4 with respect to the Participant's death; or

(d)	The date set forth in section 5.7 with respect to a Separation from Service after a Change in Control.
Notwithstanding any other provision of the Plan to the contrary, in no event shall the distribution of any Account be accelerated to a time earlier than which it would otherwise have been paid, whether by amendment of the Plan, exercise of the Committee's discretion or otherwise, except as permitted by section 5.8 or Treasury Regulations issued pursuant to Code section 409A.

5.2
In‑Service Payout. A Participant may irrevocably select, on the Participant's Election Form, a Plan Year to receive a lump‑sum In‑Service Payout of all or part of an annual Fee deferral amount. The earliest Plan Year in which a Participant can elect an In‑Service Payout is the third Plan Year after the Plan Year in which the deferral actually occurs. For example, an election to defer Fees in December 2015 that is actually deferred in 2016 may be distributed no earlier than in 2019. Payment shall be made during the first 90 days of the Plan Year elected for distribution.

5.3
Benefits Upon Separation from Service. Upon a Participant's Separation from Service for any reason other than death, the Participant's Account shall be paid or begin to be paid during the first 90 days of the Plan Year following the Plan Year of the Participant's Separation from Service. Subsequent installment payments shall be made thereafter during the first 90 days of the Plan Year in which the installment is due.

Subject to section 5.7 and taking into account any changes to an elected form of payment pursuant to section 5.5, a Participant may elect to receive payment of the Participant's Account balance:

(i)	in a lump sum, or

(ii)	in any number of installments up to ten. The amount of each installment shall be determined using the Annual Installment Method.
Notwithstanding any election to receive payment in installments, if the Participant's Account Balance at the time of the Participant's Separation from Service is $10,000 or less, the Participant's Account Balance will be paid in a lump sum. In addition, if no valid payment election is in effect when distribution is to be made, then the Participant's Account balance shall be paid in a lump sum.

5.4
Benefits Upon Death. Upon the Participant's death, the Plan Administrator shall pay to the Participant's Beneficiary a benefit equal to the remaining balance in the Participant's Account. Payment shall be made in accordance with the provisions below.

(a)	Death While In Pay Status or After a Separation from Service. If the Participant dies after commencing an installment form of payment, but before the entire benefit is paid in full, the Participant's unpaid installment payments shall continue to be paid to the Participant's Beneficiary over the remaining number of years as that benefit would have been paid to the Participant had the Participant survived. In the event a Participant dies after a Separation from Service, but before actual payment is made or begins, this paragraph shall apply and payment to the Participant's Beneficiary shall be paid or begin to be paid at the same time as if the Participant had survived.

(b)
Death Prior to a Separation from Service. If a Participant dies during a period of service as a Director, the Participant's Account shall be paid or begin to be paid to the Participant's Beneficiary during the first 90 days of the Plan Year following the Plan Year of the Participant's death. Payment shall be made in such form as determined below, taking into account any changes to an elected form of payment pursuant to section 5.5.

(i)	A Participant's Account balance shall be paid to the Participant's Beneficiary in a lump sum if:

(A)	timely elected by the Participant pursuant to the Plan,

(B)	the Participant's Account balance at the time of death is $25,000 or less even if the Participant elected an installment payment form, or

(C)	no valid payment election is in effect when distribution is to be made.

(ii)
Subject to clause (i)(B), a Participant may elect payment of the Participant's Account balance upon death in any number of installments up to ten. The amount of each installment shall be determined using the Annual Installment Method.

5.5	Changes to Form of Payment.

(a)
Prospective Changes. A Participant may select an alternate form of payment for amounts not yet subject to an irrevocable election in accordance with the rules for completing and submitting elections in section 2.2 and Article 3.

(b)	Retroactive Changes. A Participant may elect to change the form of payment for amounts that are subject to a deferral election that is irrevocable:

(i)
A Participant who has elected a lump‑sum distribution may later change such election to an installment payment, provided the first installment payment shall be deferred to a date that is at least five years after the date the lump‑sum distribution would otherwise have been made.

(ii)
A Participant who has an installment election in effect may change such election to a lump‑sum payment, provided the lump‑sum payment shall be deferred to a date that is at least five years after the date the initial installment payment would otherwise have commenced.

(iii)
A Participant who has an installment election for payment upon Separation from Service, may change the number of installments, provided that the first installment payment shall be deferred to a date that is at least five years after the date the initial installment payment would otherwise have commenced.

Any such election changes pursuant to this paragraph shall be completed in accordance with Committee rules and must be made at least 12 months before the event triggering distribution occurs. Therefore, if the event triggering distribution occurs before such 12 month period has elapsed, then the election to change the payment form shall not take effect. Notwithstanding anything in this paragraph (b) to the contrary, the five‑year delay described above shall not apply to changes in the form of payment upon death.

(c)
Changes Pursuant to Section 409A Transition Relief. Notwithstanding the foregoing provisions of this section, on or before December 31, 2008, Participants may make changes to payment form elections previously filed with respect to amounts deferred under the Plan that relate to Plan Years 2005, 2006, 2007 and 2008 consistent with transition relief provided by the Department of the Treasury in Notice 2006‑79, Notice 2007‑86 and proposed regulations promulgated under Code section 409A. If a Participant makes such a change, then the last election validly in effect as of December 31, 2008 shall be treated as the "initial" election for purposes of applying the rules set forth in paragraph (b).

5.6
Unforeseeable Emergency. A Participant may request that all or a portion of the Participant's Account be distributed in a lump sum at any time by submitting a written request to the Committee demonstrating that the Participant has suffered an Unforeseeable Emergency, and that the distribution is necessary to alleviate the financial hardship created by the Unforeseeable Emergency.

(a)
The Committee shall have the sole discretionary authority to determine whether a Participant has suffered an Unforeseeable Emergency, which shall be determined based on the relevant facts and circumstances of each case. In making such a determination, no distribution pursuant to this section shall be made to the extent that such Unforeseeable Emergency is or may be relieved through reimbursement or compensation by insurance or otherwise, or by liquidation of the Participant's assets (unless such liquidation itself would cause a severe financial hardship), or by the cessation of deferrals under the Plan. In this regard, all deferral elections scheduled for the remainder of the Plan Year in which such distribution is made may be cancelled, as determined by the Committee in its discretion. If the Committee cancels a Participant's outstanding deferral election, a Participant shall be required to make a new election pursuant to Article 2 and Article 3 to resume active participation in the Plan.

(b)
Upon a finding that the Participant has suffered an Unforeseeable Emergency, the Committee shall distribute to the Participant the lesser of (i) the portion of the Participant's Account that is necessary to satisfy the Unforeseeable Emergency, plus taxes attributable thereto or (ii) the Account balance. Distributions made pursuant to this section shall be made within 90 days after the Committee or Plan representative has reviewed and approved the request.

5.7
Change in Control. Notwithstanding any other provision of the Plan to the contrary, in the event a Participant incurs a Separation from Service within 18 months after a Change in Control, the Company shall distribute the Participant's entire Account in a lump‑sum payment within 90 days after such Separation from Service.

5.8    Discretion to Accelerate Distribution.

(a)	The Committee shall have the discretion to make a distribution, or accelerate the time or schedule of payment, from a Participant's Account if payment is required:

(i)
Under the withholding provisions of applicable state and local taxes with respect to compensation deferred under the Plan. Any such distribution shall not exceed the aggregate of such tax and shall reduce the Participant's Account balance to the extent of such distributions; or

(ii)
For payment of state, local or foreign tax obligations arising from participation in the Plan that apply to an amount deferred under the Plan. Any such payment shall not exceed the amount of such taxes due as a result of Plan participation.

(b)
The Committee or a Plan representative is authorized to accelerate the time or schedule of a payment under the Plan to an individual other than the Participant, or to make a payment under the Plan to an individual other than the Participant, to the extent necessary to fulfill a domestic relations order (as defined in Code section 414(p)(1)(B)). Payment to an alternate payee under a domestic relations order shall be made in a lump sum within 90 days after the Committee or Plan representative approves such order.

(c)
The Committee shall have the discretion to accelerate the time or schedule of a payment under the Plan if the Plan fails to meet the requirements of Code section 409A and regulations promulgated thereunder, provided that any such payment does not exceed the amount required to be included in income as a result of such failure.

ARTICLE 6
BENEFICIARY DESIGNATION

6.1
Beneficiary. Each Participant may, at any time, designate one or more Beneficiaries (both primary as well as contingent) to receive any benefits payable under the Plan upon the Participant's death. The Beneficiary designated under this Plan may be the same as or different from the Beneficiary designation under any other Company plan in which the Participant participates.

6.2
Beneficiary Designation; Change. A Participant shall designate a Beneficiary by completing a beneficiary designation form established by the Committee or its delegate, and returning it to the Committee or its designated agent. To the extent authorized by the

Committee, such form may be electronic or set forth in some other media or format. A Participant may change a Beneficiary designation by completing, signing and otherwise complying with the terms of the beneficiary designation form and the Committee's rules and procedures, as in effect from time to time. Upon the acceptance by the Committee of a new beneficiary designation form, all Beneficiary designations previously submitted shall be canceled. The Committee shall rely on the last completed beneficiary designation form submitted by the Participant and accepted by the Committee before the Participant's death. In the event of a Participant's divorce, any designation of the Participant's former spouse as a Beneficiary shall be deemed void unless after the divorce the Participant completes a new designation naming such former spouse as a Beneficiary.

6.3	Acknowledgment. No Beneficiary designation or change in Beneficiary designation shall be effective until accepted by the Committee or a Plan representative.

6.4
No Beneficiary Designation. If a Participant fails to designate a Beneficiary as provided in this Article 6 or, if all designated Beneficiaries predecease the Participant or die before complete distribution of the Participant's Account, then the remaining benefits in the Participant's Account shall be paid to the Participant's surviving spouse, if none, to the Participant's descendants by right of representation or, if none, to the Participant's next of kin determined pursuant to the laws of the state in which the Company's principal place of business is located as if the Participant had died unmarried and intestate.

6.5
Doubt as to Beneficiary. If the Committee has any doubt as to the proper Beneficiary to receive payments under this Plan, the Committee may, in its sole discretion, require the Company or a participating subsidiary to withhold such payments until the matter is resolved to the Committee's satisfaction.

6.6
Discharge of Obligations. The complete payment of benefits under the Plan to a Beneficiary shall fully and completely discharge the Company, each participating subsidiary and the Committee from all further obligations under this Plan with respect to the Participant, and the Participant's Election Form shall terminate upon such full payment of benefits.

ARTICLE 7
TERMINATION, AMENDMENT OR MODIFICATION

7.1	Termination.

(a)
Although the Company anticipates that it will continue the Plan for an indefinite period of time, there is no guarantee that the Company will continue the Plan or will not terminate the Plan at any time in the future. Accordingly, the Company reserves the right to discontinue its participation in the Plan and/or to terminate the Plan at any time or to exclude any participating subsidiary from further participation at any time by action of the Company's Board or the Company's Compensation Committee. Upon the termination of the Plan by the Company or exclusion of any participating subsidiary, any election to defer compensation under the Plan by Participants who are then in service shall terminate as of the last day of the Plan Year containing the termination date. The termination of the Plan shall not reduce the amount of any benefit the Participant or Beneficiary is entitled to receive under the Plan as of the termination date. Except as provided in paragraph (b) below, Account balances shall be maintained under the Plan until such amounts would otherwise have been distributed in accordance with the terms of the Plan and Participants' validly filed payment elections.

(b)
Upon termination of the Plan, the Company's Board or the Company's Compensation Committee reserves the discretion to accelerate distribution of Participants' Account (including those Participants in pay status pursuant to an installment election) in accordance with regulations promulgated by the Department of the Treasury under Code section 409A.

7.2
Amendment. The Company may, in its sole discretion, amend or modify the Plan at any time, in whole or in part, by action of its Board, Compensation Committee or the Committee; provided, however, that no amendment shall decrease the amount of any Participant's Account as of the date of the amendment. Further, during the pendency of a Potential Change in Control (as defined below) and at all times following a Change in Control, no amendment or modification may be made which in any way adversely affects the interests of any Participant with respect to amounts credited to such Participant's Account as of the date of the amendment. A "Potential Change in Control" shall be deemed to have occurred if one of the following events occurs:

(a)	The Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control;

(b)	The Company or any Person publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control;

(c)
Any Person becomes the Beneficial Owner (within the meaning of Rule 13d‑3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of Stock representing 15% or more of either the then outstanding shares of stock of the Company or the combined voting power of the Company's then outstanding Stock (not including the Stock beneficially owned by such Person or any Stock acquired directly from the Company or its affiliates); or

(d)	The Company's Board adopts a resolution to the effect that, for purposes of this Plan, a Potential Change in Control has occurred.
Except as otherwise noted, the capitalized terms in the above definition have the same meaning as set forth in section 1.6. The Company's power to amend or modify the Plan includes the power to suspend or freeze participation in the Plan, provided such suspension or freeze does not cause a prohibited acceleration of compensation under Code section 409A. In such circumstance, the Company may, in its sole discretion, reinstitute the ability of any Participant or group of Participants to make deferrals under Article 3 at any time, provided such action is taken consistent with Code section 409A. Such action may be taken by the Board, the Company's Compensation Committee or the Committee.

7.3
Effect of Payment. The full payment of the Participant's Account under any provision of the Plan shall completely discharge the obligations of the Company and each participating subsidiary to the Participant and the Participant's Beneficiaries under this Plan, and the Participant's Election Forms shall terminate.

ARTICLE 8
ADMINISTRATION

8.1
Plan Administration. Except as otherwise provided in this Article 8, the Plan shall be administered by the Committee. Members of the Committee may be Participants under this Plan. Any individual serving on the Committee who is a Participant shall not vote or act on any matter relating solely to such individual. The Chairman may not act on any matter involving such individual's own participation in the Plan. All references to the Committee shall be deemed to include reference to the Chairman.

8.2
Powers, Duties and Procedures. The Committee (or the Chairman if such individual chooses to so act) shall have full and complete discretionary authority to (i) make, amend, interpret and enforce all appropriate rules and regulations for the administration of the Plan, and (ii) decide or resolve any and all questions including interpretations of the Plan, as may arise in connection with the claims procedures set forth in Article 9 or otherwise with regard to the Plan. The Committee shall have complete control and authority to determine the rights and benefits of all claims, demands and actions arising out of the provisions of the Plan of any Participant or Beneficiary or other person having or claiming to have any interest under the Plan. When making a determination or calculation, the Committee may rely on information furnished by a Participant or the Company. Benefits under the Plan shall be paid only if the Committee decides in its sole discretion that the Participant or Beneficiary is entitled to them. The Committee or the Chairman may delegate such powers and duties as it determines for the efficient administration of the Plan.

8.3
Administration Upon Change In Control. For purposes of this Plan, the Company shall be the "Administrator" at all times before a Change in Control. Upon and after a Change in Control, the Administrator shall be an independent third party selected by the individual who, at any time before such event, was the Company's Chief Executive Officer or, if there is no such officer or such officer does not act, by the Company's then highest ranking officer (the "Appointing Officer"). Upon a Change in Control, the Administrator shall have full and complete discretionary power to determine all questions arising in connection with the administration of the Plan and the interpretation of the Plan and Trust including, but not limited to, benefit entitlement determinations. Upon and after a Change in Control, the Company shall (i) pay all reasonable administrative expenses and fees of the Administrator, (ii) indemnify the Administrator against any costs, expenses and liabilities (including, without limitation, attorney's fees) of whatever kind and nature which may be imposed on, asserted against or incurred by the Administrator in connection with the performance of the duties hereunder, except with respect to matters resulting from the gross negligence or willful misconduct of the Administrator or its employees or agents, and (iii) supply full and timely information to the Administrator on all matters relating to the Plan, the Trust, the Participants and their Beneficiaries, the Account balances of the Participants, including the dates of death or

Separation from Service and such other pertinent information as the Administrator may reasonably require. Upon and after a Change in Control, the Administrator may be terminated (and a replacement appointed) only by an Appointing Officer. Upon and after a Change in Control, the Administrator may not be terminated by the Company.

8.4
Agents. In the administration of this Plan, the Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative) and may from time to time consult with counsel who may be counsel to the Company.

8.5
Binding Effect of Decisions. Notwithstanding any other provision of the Plan to the contrary, the Committee or its delegate shall have complete discretion to interpret the Plan and to decide all matters under the Plan. Any such interpretation shall be final, conclusive and binding on all Participants, Beneficiaries and any person claiming under or through any Participant, in the absence of clear and convincing evidence that the Committee acted arbitrarily and capriciously.

8.6
Indemnity of Committee. The Company and each participating subsidiary shall indemnify and hold harmless the members of the Committee, and any other person who is an employee of the Company or a participating subsidiary and to whom the duties of the Committee may be delegated, and the Administrator, as defined in section 8.3, against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct by the Committee, any of its members or any such employee or the Administrator.

8.7
Company and Participating Subsidiary Information. To enable the Committee and/or Administrator to perform its functions, the Company and each participating subsidiary shall supply full and timely information to the Committee on all matters relating to the compensation of its Participants, the dates of death or Separation from Service and such other pertinent information as the Committee may reasonably require.

8.8
Coordination with Other Benefits. The benefits provided to a Participant and the Beneficiary under the Plan are in addition to any other benefits available to such Participant under any other plan or program in which the Participant is eligible to participate. The Plan shall supplement and shall not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided.

ARTICLE 9
CLAIMS PROCEDURES

9.1
Presentation of Claim. Any Participant or Beneficiary (such Participant or Beneficiary being referred to below as a "Claimant") may deliver to the Committee a written claim for benefits. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within 90 days after such notice was received by the Claimant. All other claims shall be made within 180 days of the date on which the event that caused the claim to arise occurred. The claim shall state with particularity the determination desired by the Claimant. A claim shall be considered to have been made when a written communication made by the Claimant or the Claimant's representative is received by the Committee.

9.2
Decision on Initial Claim. The Committee shall consider a Claimant's claim and provide written notice to the Claimant of any denial within a reasonable time, but no later than 90 days after receipt of the claim. If an extension of time beyond the initial 90‑day period for processing is required, written notice of the extension shall be provided to the Claimant before the initial 90‑day period expires indicating the special circumstances requiring an extension of time and the date by which the Committee expects to render a final decision. In no event shall the period, as extended, exceed 180 days. If the Committee denies, in whole or in part, the claim, the notice shall set forth in a manner calculated to be understood by the Claimant:

(a)	The specific reasons for the denial of the claim, or any part thereof;

(b)	Specific references to pertinent Plan provisions upon which such denial was based;

(c)	A description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary; and

(d)
An explanation of the claim review procedure set forth in section 9.3 below, which explanation shall also include a statement of the Claimant's right to bring a civil action under ERISA section 502(a) following a denial of the claim upon review.

9.3
Right to Review. A Claimant is entitled to appeal any claim that has been denied in whole or in part. To do so, the Claimant must submit a written request for review with the Committee within 60 days after receiving a notice from the Committee that a claim has been denied, in whole or in part. Absent receipt by the Committee of a written request for review within such 60‑day period, the claim shall be deemed to be conclusively denied. The Claimant (or the Claimant's duly authorized representative) may:

(a)	Review and/or receive copies of, upon request and free of charge, all documents, records, and other information relevant to the Claimant's claim;

(b)
Submit written comments, documents, records or other information relating to the Claimant's claim, which the Committee shall take into account in considering the claim on review, without regard to whether such information was submitted or considered in the initial review of the claim; and/or

(c)	Request a hearing, which the Committee, in its sole discretion, may grant.
If a Claimant requests to review and/or receive copies of relevant information pursuant to paragraph (a) above before filing a written request for review, the 60‑day period for submitting the written request for review will be tolled during the period beginning on the date the Claimant makes such request and ending on the date the Claimant reviews or receives such relevant information.

9.4
Decision on Review. The Committee shall render its decision on review promptly, and not later than 60 days after it receives a written request for review of the denial, unless a hearing is held or other special circumstances require additional time. In such case, the Committee will notify the Claimant, before the expiration of the initial 60‑day period and in writing, of the need for additional time, the reason the additional time is necessary, and the date (no later than 60 days after expiration of the initial 60‑day period) by which the Committee expects to render its decision on review. Notwithstanding the foregoing, if the Committee determines that an extension of the initial 60‑day period is required due to the Claimant's failure to submit information necessary for the Committee to decide the claim, the time period by which the Committee must make its determination on review shall be tolled from the date on which the notification of the extension is sent to the Claimant until the date on which the Claimant responds to the request for additional information. The decision on review shall be written in a manner calculated to be understood by the Claimant, and shall contain:

(a)	Specific reasons for the decision;

(b)	Specific references to the pertinent Plan provisions upon which the decision was based;

(c)
A statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records or other information relevant (within the meaning of Department of Labor Regulation section 2560.503‑1(m)(8)) to the Claimant's claim;

(d)	A statement of the Claimant's right to bring a civil action under ERISA section 502(a) following a wholly or partially denied claim for benefits; and

(e)	Such other matters as the Committee deems relevant.

9.5
Form of Notice and Decision. Any notice or decision by the Committee under this Article 9 may be furnished electronically in accordance with Department of Labor Regulation section 2520.104b‑(1)(c)(i), (iii) and (iv).

9.6
Legal Action. Any final decision by the Committee shall be binding on all parties. A Claimant's compliance with the foregoing provisions of this Article 10 is a mandatory prerequisite to a Claimant's right to commence any legal action with respect to any claim for benefits under this Plan. Any such legal action must be initiated no later than 180 days after the Committee renders its final decision. If a final determination of the Committee is challenged in court, such determination shall not be subject to de novo review and shall not be overturned unless proven to be arbitrary and capricious based on the evidence considered by the Committee at the time of such determination.

ARTICLE 10
TRUST

10.1
Establishment of the Trust. The Company may establish a Trust and, if established, the Company and each participating subsidiary shall contribute such amounts to the Trust from time to time as it deems desirable.

10.2
Interrelationship of the Plan and the Trust. The provisions of the Plan shall govern the rights of a Participant to receive distributions pursuant to the Plan. The provisions of the Trust shall govern the rights of the Company and each participating subsidiary, Participants and the creditors of the Company and each participating subsidiary to the assets transferred to the Trust. The Company and each participating subsidiary shall at all times remain liable to carry out their obligations under the Plan.

10.3
Distributions From the Trust. The obligations of the Company and each participating subsidiary under the Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust, and any such distribution shall reduce their obligations under this Plan.

ARTICLE 11
MISCELLANEOUS

11.1
Unsecured General Creditor. Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of the Company and each participating subsidiary or any other person, and nothing in the Plan shall be construed to give any Director or any other person such rights. The Plan constitutes a mere promise by the Company and each participating subsidiary to make payments in accordance with the terms of the Plan, and Participants and Beneficiaries shall have the status of general unsecured creditors solely of the Company or participating subsidiary making such promise.

11.2
Company's Liability. The liability of the Company and each participating subsidiary for the payment of benefits shall be defined only by the Plan and any Election Forms, as entered into between the Company and a Participant. Neither the Company nor any participating subsidiary shall have any obligation to a Participant under the Plan except as expressly provided in the Plan.

11.3
Nonassignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, alienate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be, unassignable and non‑transferable to the maximum extent allowed by law. No part of the amounts payable shall, before actual payment, be subject to seizure, attachment, garnishment or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor shall any part of the same, to the maximum extent allowed by law, be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency or, except as provided in section 5.8(b), be transferable to a spouse as a result of a property settlement or otherwise.

11.4	Not a Contract of Service. Nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of the Company or any participating subsidiary.

11.5
Furnishing Information. A Participant or Beneficiary shall cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder.

11.6
Receipt and Release. Any payment to any Participant or Beneficiary in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims against the Company and each participating subsidiary, the Committee and a trustee (if any) under the Plan, and the Committee may require such Participant or Beneficiary, as a condition precedent to such payment, to execute a receipt and release to such effect.

11.7
Incompetent. If the Committee determines in its discretion that a benefit under this Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling disposition of that person's property, the Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person. The Committee may require proof of minority, incompetence, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the Account of the Participant and the Participant's Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.

11.8
Governing Law and Severability. To the extent not preempted by ERISA, the provisions of this Plan shall be construed, administered and interpreted according to the internal laws of the State of Wisconsin without regard to its conflicts of laws principles. If any provision is held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

11.9
Notices and Communications. All notices, statements, reports and other communications from the Committee to any employee, Participant, Beneficiary or other person required or permitted under the Plan shall be deemed to have been duly given when personally delivered to, when transmitted via facsimile or other electronic media or when mailed overnight or by first‑class mail, postage prepaid and addressed to, such employee, Participant, Beneficiary or other person at the last known address on the Company's records. All elections, designations, requests, notices, instructions and other communications from a Participant, Beneficiary or other person to the Committee required or permitted under the Plan shall be in such form as is prescribed from time to time by the Committee, and shall be mailed by first‑class mail, transmitted via facsimile or other electronic media or delivered to such location as shall be specified by the Committee. Such communication shall be deemed to have been given and delivered only upon actual receipt by the Committee at such location.

11.10
Successors. The provisions of this Plan shall bind and inure to the benefit of the Company and each participating subsidiary and their successors and assigns and the Participant and the Participant's designated Beneficiaries.

11.11
Insurance. The Company and each participating subsidiary, on their own behalf or on behalf of the trustee of the Trust, and, in its sole discretion, may apply for and procure insurance on the life of the Participant, in such amounts and in such forms as the Company or participating subsidiaries may choose. The Company and each participating subsidiary or the trustee of the Trust, as the case may be, shall be the sole owner and beneficiary of any such insurance. The Participant shall have no interest whatsoever in any such policy or policies, and at the request of the Company or a participating subsidiary shall submit to medical examinations and supply such information and execute such documents as may be required by the insurance company or companies to whom the Company or a participating subsidiary has applied for insurance. The Participant may elect not to be insured.

11.12
Legal Fees To Enforce Rights After Change in Control. The Company and each participating subsidiary are aware that upon the occurrence of a Change in Control, the Company's Board or the board of directors of a Participant's participating subsidiary (which might then be composed of new members) or a shareholder of the Company, or of any successor corporation, might then cause or attempt to cause the Company, a participating subsidiary or such successor to refuse to comply with its obligations under the Plan and might cause or attempt to cause the Company or a participating subsidiary to institute, or may institute, litigation seeking to deny Participants the benefits intended under the Plan. In these circumstances, the purpose of the Plan could be frustrated. Accordingly, if, following a Change in Control, it should appear to any Participant that the Company, a participating subsidiary or any successor corporation has failed to comply with any of its obligations under the Plan or any agreement thereunder or, if the Company, such a participating subsidiary or any other person takes any action to declare the Plan void or unenforceable or institutes any litigation or other legal action designed to deny, diminish or to recover from any Participant the benefits intended to be provided, then the Company and such participating subsidiary irrevocably authorize such Participant to retain counsel of the Participant's choice at the expense of the Company and such participating subsidiary (who shall be jointly and severally liable for all reasonable fees of such counsel) to represent such Participant in connection with the initiation or defense of any litigation or other legal action, whether by or against the Company, the participating subsidiary or any director, officer, shareholder or other person affiliated with the Company, the participating subsidiary or any successor thereto in any jurisdiction. If paid by the Participant, the Company or such participating subsidiary shall reimburse such legal fees no later than December 31st of the year following the year in which the expense was incurred.

11.13
Terms. Whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

11.14	Headings. Headings and subheadings in the Plan are inserted for convenience only and shall not control or affect the meaning or construction of any of its provisions.